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                                                                    EXHIBIT 10.3

                    AGREEMENT REGARDING CERTAIN COMPENSATION


                  This AGREEMENT REGARDING CERTAIN COMPENSATION, dated and effective (except as otherwise set forth herein) this 23rd day of June, 2001 (the "Effective Date"), is made by and between Global TeleSystems, Inc., a Delaware corporation (the "Company"), and Grier C. Raclin (the "Executive" and collectively, the "Parties").

                  WHEREAS, the Executive has heretofore been employed by the Company pursuant to (i) that certain Amended and Restated Employment Agreement dated and effective November 1, 2000 (the "Employment Agreement") which sets forth certain terms and conditions with respect to the Executive's employment with the Company, and which is attached hereto as Exhibit A and (ii) that certain letter agreement (the "Letter Agreement") which sets forth certain terms and conditions with respect to that certain Performance Bonus payable to the Executive by the Company (the "Performance Bonus"), and which is attached hereto as Exhibit B; and

                  WHEREAS Executive has in good faith fully performed all his duties and responsibilities to the Company pursuant to the Employment and Letter Agreements by, for example, obtaining for the Company approximately 85% of the economic value sought to be obtained through, inter alia, the Letter Agreement; and

                  WHEREAS, Executive has unique experience and expertise in financial restructuring of the kind in which the Company is currently engaged and it is the desire of the Company to assure itself of continuous access to Executive's services; and

                  WHEREAS, it can be presumed that the Executive has available to him numerous alternative sources of employment; and

                  WHEREAS, due to the Company's changed economic and financial circumstances and strategies, it is likely that the compensation packages and retention incentives set forth in the Employment Agreement and the Letter Agreement no longer provide appropriate incentives to the Executive to perform and to remain in the employ of the Company; and

                  WHEREAS, the Parties have agreed that it is in their mutual best interest to amend the Employment Agreement to increase the Executive's salary and to provide the Executive with certain other retention and incentive payments in lieu of certain severance programs now set forth therein; and

                  WHEREAS, the Parties have agreed that it is in their mutual best interest that the Company pay a portion of the Performance Bonus in lieu of other payments possibly called for under the Letter Agreement and to terminate the Letter Agreement and Executive's right to further payments of the Performance Bonus thereunder;

                  NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Parties, the Parties do hereby agree as follows:



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         A. FIRST AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT. The
Employment Agreement is hereby amended, effective as of the Effective Date, as follows:

             1. Annual Base Salary. Section 5(a) of the Employment Agreement is hereby amended as follows:

                a. The first sentence of Section 5(a) is hereby deleted in its entirety and replaced with the following sentence: "During the Term, Executive shall receive a base salary at a rate of not less than $350,000 per annum, which shall be increased to $1,000,000 per annum as of July 1, 2001 (the "Annual Base Salary"), less standard deductions, paid in accordance with the Company's general payroll practices for executives, but no less frequently than monthly."

                b. The following sentence is hereby added to the end of Section
             5(a): "The Executive agrees that, in partial consideration for the increase in his Annual Base Salary to $1,000,000 described above, he shall not, except in extraordinary circumstances approved by the Board, be entitled to receive any bonus payments pursuant to
             Section 5(b) hereof on or after July 1, 2001."

             2. Special Retention Bonus. A new Section 5(h) shall be added to the Employment Agreement to read as follows:

                           "(h) Special Retention Bonus. On July 1, 2001 (or
                  within a reasonable time thereafter), the Company shall pay to the Executive a retention bonus in the amount of $1,500,000 (the "Special Retention Bonus"), provided, however, that in the event the Executive's employment with the Company terminates under circumstances other than (a) the Executive's termination by the Company without Cause (as such term is defined in this Agreement including, without limitation, in
                  Section 6(a)(v) hereof); (b) the Executive's death or Disability or (c) the Executive's resignation for Good Reason, the Executive shall pay to the Company, in cash, (x) within ten days of such termination, an amount equal to the Special Retention Bonus less any taxes paid by or on behalf of Executive based upon or due to his receipt of such Special Retention Bonus and (y) within ten days of Executive's receipt thereof, an amount equal to the amount of any tax refund, credit or other tax benefit received or recognized by the Executive pursuant to his previous compliance under Section 5(h)(x) or (y) hereof Provided that, if the Company shall have withheld portions of the Special Retention Bonus for tax payments and such Special Retention Bonuses shall have to be repaid by Executive under the terms hereof, or for any other reason, the amount of such withholding shall be deemed repaid by the Executive at the same time Executive repays the net amount of the Special Retention Bonus actually paid to him."

             3. Certain Amendments to Severance Arrangements. In partial consideration for the awarding and payment of the Special Retention Bonus described in Section 2 of this agreement, Executive agrees to waive his right to the severance payments set forth and described in
         Section 7(a)(i)(B) of the Employment Agreement (but, for clarity, other severance benefits set forth in the Employment Agreement will


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         continue to be due and paid to Executive under their terms) and Section
         7(a)(i)(B) of the Employment Agreement shall be deleted in its entirety and replaced with the phrase "Intentionally Deleted".

             4. Special Restructuring Success Bonus. A new Section 5(i) shall be added to the Employment Agreement to read as follows:

                           "(i) Special Restructuring Success Bonus. The Company
                  shall pay to the Executive a bonus in the amount of $1,750,000 (the "Special Restructuring Success Bonus") in payments as set forth below, provided that (i) Executive is employed hereunder on the date that the payment in question becomes due; or (ii) if he is not employed hereunder at that time, his employment had been previously terminated either (x) by the Company without Cause; (y) by the Executive for Good Reason; or (z) due to Executive's death that occurred within one year prior to the date that such payment become due under the terms hereof:

                                    (A) Restructuring -- In the event of a
                           contemplated restructuring (a "Restructuring") of the balance sheet of the Company and Global TeleSystems Europe B.V. (collectively, the "Companies") pursuant to consensual written agreements (the "Restructuring Agreements") between the Companies on the one hand and formal or informal committees representing the holders of publicly-traded debt, common stock and/or preferred shares of or issued by the Companies (the "Committees") on the other hand:

                                                   (x) 50% of the Special
                                          Restructuring Success Bonus shall vest
                                          and be payable upon the execution of
                                          the Restructuring Agreements, and

                                                   (y) the remainder of the
                                          Special Restructuring Success Bonus
                                          shall vest and be payable upon the
                                          earlier of (a) the issuance of any
                                          court orders required in the
                                          Restructuring Agreements as a
                                          condition for the effectiveness
                                          thereof, or, (b) if no such court
                                          orders are required in the
                                          Restructuring Agreements, upon
                                          execution of the Restructuring
                                          Agreements.

                                    (B) Sale of the Company - In the event of
                           the sale of all or substantially all of the equity in or assets of either of the Companies that is approved by the relevant Company's governing Board, (a "Sale"):

                                                   (x) 50% of the Special
                                          Restructuring Bonus shall vest and be
                                          payable upon the signing of the
                                          definitive agreement for such Sale,
                                          and

                                                   (y) the remainder of the
                                          Special Restructuring Success Bonus
                                          shall vest and be payable upon the
                                          closing of such Sale."

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         B. PAYMENT IN LIEU OF PERFORMANCE BONUSES. In full satisfaction of all of its obligations under the Letter Agreement, and in recognition of his assistance in achieving approximately 85% of the economic value sought to be obtained through, inter alia, the letter agreement, the Company shall pay to the Executive $850,000, which represents 85% of the total Performance Bonus, as follows:

             1. $566,667 shall be payable upon the Effective Date (or as soon as reasonably practical thereafter); and

             2. $283,333 shall be payable upon completion or waiver of all of the transactions listed in Part II paragraphs 2.1 to 2.28 of the Explanatory Statement to the Scheme of Arrangement between Global TeleSystems (Europe) Limited and certain of its creditors (pursuant to section 425 of the Companies Act 1985).

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement Regarding Certain Compensation as of the day and year first above written.



                                       GLOBAL TELESYSTEMS, INC.



                                       By: /s/ ADAM SOLOMON
                                          --------------------------------------
                                       Name:  Adam Solomon
                                       Title: Chairman, Senior Executive
                                              Compensation Committee


EXECUTIVE:

/s/ GRIER C. RACLIN
----------------------------------
Grier C. Raclin
104 Summerfield Road
Chevy Chase, MD  20815